Exhibit 5.1

[AT&T Letterhead]

                                                                                  October 12, 2018

AT&T Inc.

208 S. Akard Street

Dallas, TX 75202

Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”) of (i) $83,184,000 aggregate principal amount of 7.850% Global Notes due 2022 (the “2022 Securities”) to be issued in exchange for the outstanding 7.850% Global Notes due 2022 (the “Existing 2022 Notes”) of AT&T Inc. (the “Corporation”), (ii) $55,006,000 aggregate principal amount of 7.000% Global Notes due 2025 (the “2025 Securities”) to be issued in exchange for the outstanding 7.000% Global Notes due 2025 (the “Existing 2025 Notes”) of the Corporation, (iii) $257,200,000 aggregate principal amount of 7.125% Global Notes due 2026 (the “7.125% 2026 Securities”) to be issued in exchange for the outstanding 7.125% Global Notes due 2026 (the “Existing 7.125% 2026 Notes”) of the Corporation, (iv) $21,270,000 aggregate principal amount of 7.300% Global Notes due 2026 (the “7.300% 2026 Securities”) to be issued in exchange for the outstanding 7.300% Global Notes due 2026 (the “Existing 7.300% 2026 Notes”) of the Corporation, (v) $11,000,000 aggregate principal amount of 6.875% Global Notes due 2027 (the “2027 Securities”) to be issued in exchange for the outstanding 6.875% Global Notes due 2027 (the “Existing 2027 Notes”) of the Corporation, (vi) $2,449,011,000 aggregate principal amount of 4.100% Global Notes due 2028 (the “4.100% 2028 Securities”) to be issued in exchange for the outstanding 4.100% Global Notes due 2028 (the “Existing 4.100% 2028 Notes”) of the Corporation, (vii) $95,418,000 aggregate principal amount of 6.375% Global Notes due 2028 (the “6.375% 2028 Securities”) to be issued in exchange for the outstanding 6.375% Global Notes due 2028 (the “Existing 6.375% 2028 Notes”) of the Corporation, (viii) $114,586,000 aggregate principal amount of 6.550% Global Notes due 2028 (the “6.550% 2028 Securities”) to be issued in exchange for the outstanding 6.550% Global Notes due 2028 (the “Existing 6.550% 2028 Notes”) of the Corporation, (ix) $6,820,000 aggregate principal amount of 6.500% Global Notes due 2029 (the “2029 Securities”) to be issued in exchange for the outstanding 6.500% Global Notes due 2029 (the “Existing 2029 Notes”) of the Corporation, (x) $3,156,272,000 aggregate principal amount of 4.300% Global Notes due 2030 (the “4.300% 2030 Securities”) to be issued in exchange for the outstanding 4.300% Global Notes due 2030 (the “Existing 4.300% 2030 Notes”) of the Corporation, (xi) $201,852,000 aggregate principal amount of 7.875% Global Notes due 2030 (the “7.875% 2030 Securities”) to be issued in exchange for the outstanding 7.875% Global Notes due 2030 (the “Existing 7.875% 2030 Notes”) of the Corporation, (xii) $169,287,000 aggregate principal amount of 6.875% Global Notes due 2031 (the “6.875% 2031 Securities”) to be issued in exchange for the outstanding 6.875% Global Notes due 2031 (the “Existing 6.875% 2031 Notes”) of the Corporation, (xiii) $148,730,000 aggregate principal amount of 7.125% Global Notes due 2031 (the “7.125% 2031 Securities”) to be issued in exchange for the outstanding 7.125% Global Notes due 2031 (the “Existing 7.125% 2031 Notes”) of the Corporation, (xiv) $217,786,000 aggregate principal amount of 8.250% Global Notes due 2031 (the “8.250% 2031 Securities”) to be issued in exchange for the outstanding 8.250% Global Notes due 2031 (the “Existing 8.250% 2031 Notes”) of the Corporation, (xv) $216,393,000 aggregate principal amount of 8.750% Global Notes due 2031 (the “8.750% 2031 Securities”) to be issued in exchange for the outstanding 8.750% Global Notes due 2031 (the “Existing 8.750% 2031 Notes”) of the Corporation, (xvi) $71,388,000 aggregate principal amount of 6.000% Global Notes due 2034 (the “6.000% 2034 Securities”) to be issued in exchange for the outstanding 6.000% Global Notes due 2034 (the “Existing 6.000% 2034 Notes”) of the Corporation, (xvii) $143,801,000 aggregate principal amount of 6.550% Global Notes due 2034 (the “6.550% 2034 Securities”) to be issued in exchange for the outstanding 6.550% Global Notes due 2034 (the “Existing 6.550% 2034 Notes”) of the Corporation, (xviii) $8,040,000 aggregate principal amount of 5.950% Global Notes due 2038 (the “2038 Securities”) to be issued in exchange for the outstanding 5.950% Global Notes due 2038 (the “Existing 2038 Notes”) of the Corporation, (xix) $379,000 aggregate principal amount of 5.850% Global Notes due 2045 (the “2045 Securities”) to be issued in exchange for the outstanding 5.850% Global Notes due 2045 (the “Existing 2045 Notes”) of the Corporation, (xx) $1,750,725,000 aggregate principal amount of 5.150% Global Notes due 2046 (the “2046 Securities”) to be issued in exchange for the outstanding 5.150% Global Notes due 2046 (the “Existing 2046 Notes”) of the Corporation, (xxi) $32,050,000 aggregate principal amount of 6.650% Global Notes due 2095 (the “6.650% 2095 Securities”) to be issued in exchange for the outstanding 6.650% Global Notes due 2095 (the “Existing 6.650% 2095 Notes”) of the Corporation, (xxii) $45,534,000 aggregate principal amount of 7.000% Global Notes due 2095 (the “7.000% 2095 Securities”) to be issued in exchange for the outstanding 7.000% Global Notes due 2095 (the “Existing 7.000% 2095 Notes”) of the Corporation and (xxiii) $85,856,000 aggregate principal amount of 7.120% Global Notes due 2097 (the “2097 Securities” and, together with the 2022 Securities, the 2025 Securities, the 7.125% 2026 Securities, the 7.300% 2026 Securities, the 2027 Securities, the 4.100% 2028 Securities, the 6.375% 2028 Securities, the 6.550% 2028 Securities, the 2029 Securities, the 4.300% 2030 Securities, the 7.875% 2030 Securities, the 6.875% 2031 Securities, the 7.125% 2031 Securities, the 8.250% 2031 Securities, the 8.750% 2031 Securities, the 6.000% 2034 Securities, the 6.550% 2034 Securities, the 2038 Securities, the 2045 Securities, the 2046 Securities, the 6.650% 2095 Securities and the 7.000% 2095 Securities, the “New Securities”) to be issued in exchange for the outstanding 7.120% Global Notes due 2097 (the “Existing 2097 Notes” and, together with the Existing 2022 Notes, the Existing 2025 Notes, the Existing 7.125% 2026 Notes, the Existing 7.300% 2026 Notes, the Existing 2027 Notes, the Existing 4.100% 2028 Notes, the Existing 6.375% 2028 Notes, the Existing 6.550% 2028 Notes, the Existing 2029 Notes, the Existing 4.300% 2030 Notes, the Existing 7.875% 2030 Notes, the Existing 6.875% 2031 Notes, the Existing 7.125% 2031 Notes, the Existing 8.250% 2031 Notes, the Existing 8.750% 2031 Notes, the Existing 6.000% 2034 Notes, the Existing 6.550% 2034 Notes, the Existing 2038 Notes, the Existing 2045 Notes, the Existing 2046 Notes, the Existing 6.650% 2095 Notes and the Existing 7.000% 2095 Notes, the “Existing Securities”) of the Corporation pursuant to the Indenture, dated as of May 15, 2013 (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

I am of the opinion that (i) the Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (ii) when (x) the Registration Statement on Form S-4 relating to the New Securities (the “Registration Statement”) has become effective under the Act, (y) the terms of the New Securities and of their issuance and delivery have been duly established in conformity with the Indenture relating to the New Securities so as not to violate any applicable law or any agreement or instrument to which AT&T Inc. is a party or by which it is bound and (z) the New Securities have been duly executed, authenticated and issued as provided in the Indenture and delivered in exchange for the Existing Securities as contemplated in the Registration Statement, the New Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and issuance of the New Securities.

The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement and the making of the statements with respect to me which are set forth under the caption “Validity of Notes” in the prospectus forming a part of the Registration Statement referred to above.

In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Wayne A. Wirtz